   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996
                                                       REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           ROGUE WAVE SOFTWARE, INC.
                 (Name of small business issuer in its charter)

             DELAWARE                               7372                              93-1064214
  (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
  incorporation or organization)         Classification Code Number)                     No.)

                           --------------------------
                               850 SW 35TH STREET
                            CORVALLIS, OREGON 97333
                                 (541) 754-3010
(Address and telephone number of principal executive offices and principal place of business)
                           --------------------------
                              THOMAS KEFFER, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ROGUE WAVE SOFTWARE, INC.
                               850 SW 35TH STREET
                            CORVALLIS, OREGON 97333
                                 (541) 754-3010
           (Name, address and telephone number of agent for service)
                           --------------------------
                                   COPIES TO:

              Mark P. Tanoury, Esq.                               Mark C. Stevens, Esq.
            James F. Fulton, Jr., Esq.                           Edward M. Urschel, Esq.
                COOLEY GODWARD LLP                                  FENWICK & WEST LLP
               3000 Sand Hill Road                                 Two Palo Alto Square
              Building 3, Suite 230                                Palo Alto, CA 94306
            Menlo Park, CA 94025-7116                                 (415) 494-0600
                  (415) 843-5000

                           --------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ _333-13517_

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                                PROPOSED MAXIMUM     AGGREGATE
            TITLE OF SECURITIES                 AMOUNT TO BE     OFFERING PRICE       OFFERING         AMOUNT OF
              TO BE REGISTERED                 REGISTERED (1)    PER SHARE (2)       PRICE (2)      REGISTRATION FEE
Common Stock, $.001 par value...............   418,474 shares        $12.00          $5,021,688          $1,522

(1) Includes 54,584 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
                           --------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
    The contents of the Registration Statement on From SB-2 (Registration No. 333-13517), registering 2,086,110 shares of common stock, $.001 par value, of Rogue Wave Software, Inc. is hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents:

ITEM 27.  EXHIBITS.

 EXHIBIT
  NUMBER                                            DESCRIPTION OF DOCUMENT
----------  --------------------------------------------------------------------------------------------------------
      5.1   Opinion of Cooley Godward LLP.

     23.1   Consent of KPMG Peat Marwick LLP. Reference is made to page 3.

     23.2   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corvallis, State of Oregon, on the 21st day of November, 1996.

                                          ROGUE WAVE SOFTWARE, INC.

                                          By:_________*/s/_THOMAS KEFFER________
                                                      Thomas Keffer
                                          President and Chief Executive Officer

    In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

                SIGNATURE                                     TITLE                             DATE
------------------------------------------  ------------------------------------------  ---------------------

            */s/THOMAS KEFFER               President, Chief Executive Officer and
    ---------------------------------        Chairman of the Board                          November 21, 1996
              Thomas Keffer                  (PRINCIPAL EXECUTIVE OFFICER)

             */s/DAN WHITAKER
    ---------------------------------       Executive Vice President, Marketing and         November 21, 1996
               Dan Whitaker                  Director

        /s/ROBERT M. HOLBURN, JR.           Chief Financial Officer and Secretary
    ---------------------------------        (PRINCIPAL FINANCIAL AND ACCOUNTING            November 21, 1996
          Robert M. Holburn, Jr.             OFFICER)

           */s/THOMAS M. ATWOOD
    ---------------------------------       Director                                        November 21, 1996
             Thomas M. Atwood

         */s/HOWARD M. LOVE, JR.
    ---------------------------------       Director                                        November 21, 1996
           Howard M. Love, Jr.

         */s/RICHARD P. MAGNUSON
    ---------------------------------       Director                                        November 21, 1996
           Richard P. Magnuson

          */s/THOMAS H. PETERSON
    ---------------------------------       Director                                        November 21, 1996
            Thomas H. Peterson

      *By: /s/ROBERT M. HOLBURN, JR.
       ----------------------------
            Robert M. Holburn, Jr.
                Attorney-in-fact

                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Rogue Wave Software, Inc.:

    The audits referred to in our report dated October 16, 1996, included the related financial statement schedule as of September 30, 1996, and for each of the years in the three-year period ended September 30, 1996, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    We consent to the use of our report included herein or incorporated herein by reference to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Portland, Oregon
November 21, 1996